UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

GREAT AMERICAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54010	27-0223495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On June 5, 2014, Great American Group, Inc. (the “Company”) closed its previously announced private placement (the “Private Placement”) pursuant to which it issued and sold to 53 accredited investors (collectively, the “Investors”) an aggregate of 10,289,300 shares of the Company’s common stock (collectively, the “Private Placement Shares”) at a purchase price of $5.00 per share. The Private Placement was completed pursuant to the terms and provisions of a securities purchase agreement entered into among the Company and the Investors on May 19, 2014 (the “Purchase Agreement”).

At the closing of the Private Placement on June 5, 2014, the Company received aggregate gross proceeds of approximately $51.4 million. The Company used a portion of the net proceeds from the Private Placement to repay certain indebtedness in accordance with the Payoff Letters, as defined and described in Item 8.01 below, and expects to use all remaining net proceeds for working capital and general corporate purposes.

Effective as of the closing of the Private Placement, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”) pursuant to which the Company is obligated, subject to certain conditions, to file with the Securities and Exchange Commission, within 45 days after the initial closing (the “First Closing”) under the Acquisition Agreement entered into on and filed as Exhibit 2.1 to the Company’s Form 8-K dated May 19, 2014 (the “Acquisition Agreement”), one or more registration statements to register the Private Placement Shares and certain shares of common stock to be issued as Acquisition Consideration (as defined in the Acquisition Agreement) at the First Closing (the “Acquisition Shares”) for resale under the Securities Act of 1933, as amended (the “Securities Act”), and to maintain the effectiveness of all such registration statements until the earlier of five years after the First Closing or such time as the Private Placement Shares and Acquisition Shares registered thereunder have been sold or become eligible for sale without restriction under Rule 144 promulgated under the Securities Act.

The issuance and sale of the Private Placement Shares has not been registered under the Securities Act, and the Private Placement Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Private Placement Shares have been issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, based on the following facts: each of the Investors has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act, that it is acquiring the Private Placement Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Private Placement Shares to the Investors; and the Private Placement Shares will be issued as restricted securities. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the Private Placement Shares.

The foregoing description of the Purchase Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each document. Additional descriptions of the foregoing documents are contained in, and copies of the same are filed as exhibits to, the Current Report on Form 8-K filed by the Company on May 19, 2014 and are incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Debt Repayment” under Item 8.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02         Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 3.03         Material Modification to Rights of Security Holders.

The information set forth under the heading “Reverse Stock Split” under Item 8.01 is hereby incorporated by reference into this Item 3.03.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under the heading “Reverse Stock Split” under Item 8.01 is hereby incorporated by reference into this Item 5.03.

Item 8.01         Other Events.

Reverse Stock Split

On May 30, 2014, the Company filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to effect a 1-for-20 reverse stock split of its common stock (the “Reverse Stock Split”), effective as of 12:01 a.m. Eastern Time on June 3, 2014 (the “Effective Time”). As previously disclosed in (i) Item 5.07 of the Current Report on Form 8-K filed by the Company on May 13, 2014, the Company’s stockholders approved a proposal on May 12, 2014 authorizing the Company’s Board of Directors, in its discretion, to implement a reverse stock split of the Company’s issued and outstanding common stock at a ratio of not less than 1-for-10 and not more than 1-for-50 and (ii) Item 8.01 of the Current Report on Form 8-K filed by the Company on May 19, 2014, the Company’s Board of Directors approved the Reverse Stock Split on May 18, 2014 at a ratio of 1-for-20.

Pursuant to the Amendment, as of the Effective Time, every twenty shares of the Company’s pre-split common stock were automatically combined into one share of common stock. No fractional shares were issued as a result of the Reverse Stock Split, and holders of the Company’s common stock who otherwise would have been entitled to a fractional share will receive, in lieu thereof, a cash payment of $10.40 per share, which was the most recent closing price per share of the common stock on the Over-the-Counter Bulletin Board prior to the Effective Time (as adjusted for the Reverse Stock Split).

The Reverse Stock Split did not change the number of authorized shares of the Company’s common stock or alter the par value thereof. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 38984G 203.

A copy of the Amendment, as filed on May 30, 2014, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Debt Repayment

On June 5, 2014, the Company completed its previously announced repayment of certain indebtedness (the “Debt Repayment”) in accordance with the terms of letter agreements (the “Payoff Letters”) entered into by the Company on May 19, 2014, and each of Andrew Gumaer, the Company’s Chief Executive Officer and Chairman, and Harvey Yellen, the Company’s President and Vice Chairman (collectively, the “Great American Members”). In connection with the Debt Repayment, the Company paid an aggregate of $30 million, plus accrued interest through June 5, 2014, to the Great American Members in exchange for the complete satisfaction of all amounts owed to the Great American Members pursuant to certain Subordinated Unsecured Promissory Notes, dated as of July 31, 2009, issued by the Company to such Great American Members, as amended, restated or modified from time to time (such notes, as amended, the “Notes”). Immediately prior to the repayment, the Notes had an aggregate face principal amount of $48.8 million. The Notes were originally issued to the Great American Members on July 31, 2009 in connection with (i) the contribution to the Company of all of the membership interests of Great American Group, LLC by the members thereof and (ii) the merger of Alternative Asset Management Acquisition Corp. with and into its wholly-owned subsidiary, AAMAC Merger Sub, Inc.

The foregoing description of the Payoff Letters does not purport to be complete and is qualified in its entirety by reference to the full text of each document. Additional descriptions of the foregoing documents are contained in, and copies of the same are filed as exhibits to, the Current Report on Form 8-K filed by the Company on May 19, 2014 and are incorporated herein by reference.

___________________

The Company’s press release announcing the closing of the Private Placement and the Debt Repayment and the completion of the Reverse Stock Split, issued on June 5, 2014, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of the Certificate of Incorporation, dated as of May 30, 2014.
99.1	Press Release dated June 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 5, 2014	GREAT AMERICAN GROUP, INC.

	By:	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	Chief Financial Officer